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                                      AGREEMENT


       This Agreement ("Agreement) between ELTRAX SYSTEMS, INC., a Minnesota corporation having its principal place of business in Southfield, Michigan ("Eltrax"), together with its subsidiaries (collectively, the "Company") and LEON HARRIS, an individual residing in the State of New Jersey ("Harris") is dated as of February ___, 1999, but shall become effective only on the date the merger between Sulcus Acquiring Corporation, a wholly owned subsidiary of Eltrax ("SAC") and Sulcus Hospitality Technologies Corp. ("Sulcus") is consummated (the "Effective Time"). In the event that the merger between SAC and Sulcus (the "Merger") does not take place, this Agreement shall be null and void and without any effect whatsoever.

                                   R E C I T A L S

       WHEREAS, Harris has been employed by Sulcus as its Chief Executive Officer since March 3, 1997; and

       WHEREAS, as a result of the Merger, Sulcus will cease to exist as a public company and will become a wholly owned subsidiary of Eltrax, and

       WHEREAS, Eltrax desires to insure an orderly and smooth integration of the Sulcus operations with and into Eltrax; and

       WHEREAS, Eltrax desires to hire Harris to assist in the combination of the Sulcus and Eltrax operations and Harris desires to serve in such capacity.

       NOW, THEREFORE, in consideration for the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE 1

1.1 TERM. The term of this Agreement shall commence on April 1, 1999 and shall terminate on August 31, 2000, unless earlier terminated pursuant to
       Article 3 of this Agreement.

1.2 POSITION. On and before August 31, 1999 (the "Employment Period"), Harris will be employed by the Company as Special Advisor to the Eltrax Board and the Company's executive officers. From September 1, 1999 through August 31, 2000 (the "Consulting Period"), Harris will serve as a consultant to the Company.

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1.3    DUTIES.

       (a) During the Employment Period, Harris shall devote his full-business time and give his best efforts to the Company and to fulfilling his duties as may from time to time be assigned to him by the Eltrax Board of Directors or the Chief Executive Officer of the Company, provided such duties are commensurate with Harris' experience and/or skills or expertise. During the Consulting Period, Harris shall continue in his role as Special Advisor, but shall not be required to work more than one (1) day per month on behalf of the Company.

       (b) Harris shall perform his duties in the best interests of the Company and its shareholders.

       (c) Harris shall comply with the Company's policies and procedures to the extent they are not inconsistent with this Agreement in which case the provisions of this Agreement shall prevail. In addition, Harris shall comply with the Company's lawful policies regarding conduct and business ethics.


                                      ARTICLE 2

2.1 COMPENSATION. For services rendered under this Agreement, during the Employment Period, the Company shall pay Harris, in accordance with the Company's usual pay practice, a monthly salary, exclusive of benefits, of Twenty Four Thousand Dollars ($24,000). During the Consulting Period, the Company shall pay Harris a monthly amount, exclusive of benefits, of One Thousand Four Hundred and Fifty Dollars ($1,450).

2.2 BENEFITS. During the Employment Period, Harris will participate in the Company's medical benefit plan (including, but not limited to, health, dental and other similar benefits) and all other benefit plans currently maintained or hereafter established by the Company on the same basis as other executive employees in accordance with Company policies and plans. During the Consulting Period, Harris will only participate in the Company's medical benefit plan. The Company will pay any premiums (but not co-pays or other similar expenses) associated with Harris' participation in any benefit plan under this Section 2.2.

2.3    VACATION.  During the Employment Period, Harris will be entitled to two
       (2) weeks of paid vacation. Sick days and holidays will be in accordance with Company policy.

2.4 EXPENSES. The Company shall reimburse Harris for all expenses reasonably and necessarily incurred by Harris during this Agreement, subject to and made in accordance with such reasonable and nondiscriminatory policies and procedures as may be established by the Company as applicable to its employees and consultants.

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                                      ARTICLE 3

3.1 TERMINATION FOR CAUSE. The Company may terminate this Agreement and Harris' services immediately for Cause. For the purpose hereof, "Cause" means: (a) engaging in any personal or business activities that are materially harmful to the Company; (b) theft or embezzlement of the Company's assets, or misuse of Company funds; (c) willful violation of law constituting a felony; (d) the commission of any illegal act that materially harms or is reasonably expected to materially harm the Company; (e) a material breach of the terms and conditions of this Agreement not cured within thirty (30) days after written notice describing the details of such breach; (f) the continued failure by Harris to perform his duties as reasonably assigned to Harris under this Agreement for a period of thirty (30) days after written notice describing such failure; (g) willful failure to disclose any improper or illegal activities that may materially harm the Company; (h) a willful breach of any confidential Company matters; or (i) breach of any fiduciary responsibilities or duties to the Company.

       In the event of termination for Cause pursuant to this section, Harris shall be paid through the date that any notice of termination is received by Harris (the "Termination Date").

3.2 TERMINATION WITHOUT CAUSE. Either Harris or the Company may terminate this Agreement and Harris' services without Cause upon fifteen (15) days advance written notice (the "Termination Notice"). In the event of termination of this Agreement and of Harris' services pursuant to this section, compensation shall be paid as follows:

       (a) If the termination is by Harris, Harris shall be paid through the date specified in the Termination Notice.

       (b) If the termination is by the Company, Harris shall be paid through the term of this Agreement, and all benefits described in Section
              2.2 shall continue through the term of this Agreement. The Company shall be treated as having terminated Harris without cause if it commits a material breach of the terms and conditions of this Agreement.

3.3 TERMINATION IN THE EVENT OF DEATH OR DISABILITY. In the event of Harris' death, payments to Harris shall terminate as of the day immediately following such death. In the event of Harris' Disability, payments to Harris shall terminate immediately following the thirtieth (30th) consecutive day of such Disability. For purposes of this Section 3.3, "Disability" shall mean Harris' inability, as reasonably determined by the Company, to perform the essential functions of his duties under this Agreement because of illness or incapacity for a continuous period of thirty (30) days.

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                                      ARTICLE 4
                      CONFIDENTIALITY, DISCLOSURE AND ASSIGNMENT

4.1    CONFIDENTIALITY.

       (a) Harris will not, during the term or after the termination or expiration of the Agreement, publish, disclose, or utilize in any manner any Confidential Information (as hereinafter defined) obtained while performing services for the Company. If Harris ceases to perform services on behalf of the Company, Harris will not, without its prior written consent, retain or take away any drawing, writing or other record in any form containing any Confidential Information. "Confidential Information" means information or material which is not generally available to or used by others, or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, including:
              (a) information or material relating to the Company, and its businesses as conducted or anticipated to be conducted, business plans, operations, past, current or anticipated software, products or services, customers or prospective customers, or research, engineering, development, manufacturing, purchasing, accounting, or marketing activities; (b) information or material relating to the Company's inventions, improvements, discoveries, "know-how," technological developments, or unpublished works, or to the materials, apparatus, processes, formulae, plans or methods used in the development, manufacture or marketing of the Company's software, products or services; (c) any information marked "proprietary," "private," or "confidential"; (d) trade secrets;
              (e) software in any stage of development, including source code and binary code, software designs, specifications, programming aids(including subroutines and productivity tools), programming languages, interfaces, visual displays, technical documentation, user manuals, data files and databases; and (f) any similar information of the type described above which the Company obtained from another party and which the Company treats as or designates as being proprietary, private or confidential, whether or not owned or developed by the Company.

       (b) With respect to paragraph (a) above, the restrictions on Harris' use of Confidential Information shall not apply to any information:

              (i) which is lawfully received by Harris, free of restriction from another source, having the right to so furnish such information; or

              (ii) after it has become generally available to the public without breach of this Agreement by Harris; or

              (iii) which at the time of disclosure to Harris was known to Harris; or

              (iv) which the Company agrees in writing is free of such restrictions.

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4.2    BUSINESS CONDUCT AND ETHICS.  During the term which Harris provides services to the Company, Harris will dutifully comply with all reasonable, nondiscriminatory Company policies and guidelines and will observe the highest standard of ethical business conduct.

4.3 DISCLOSURE. Harris will disclose promptly in writing to an officer of the Company all inventions, discoveries, software, writings and other works of authorship which are conceived, made, discovered, or written jointly or singly on business time during the term of this Agreement, provided the invention, improvement, discovery, software, writing or other work of authorship is capable of being used by the Company in the normal course of business, and all such inventions, improvements, discoveries, software, writings and other works of authorship shall belong solely to the Company.

4.4 INSTRUMENTS OF ASSIGNMENT. Harris will sign and execute all instruments of assignment and other papers to evidence the granting of all entire right, title and interest in such inventions, improvements, discoveries, software, writings or other works of authorship to the Company, at the request and the expense of Company, and Harris will do all acts, give any needed testimony and sign all instruments of assignment and other papers the Company may reasonably request relating to applications for patents, copyrights, and the enforcement and protection thereof.

4.5 SURVIVAL. The obligations of this Article 4 shall survive the expiration or termination of this Agreement.


                                      ARTICLE 5

5.1 NON-COMPETITION. Harris agrees that during the term of this Agreement and until August 31, 2000.

       (a) Harris will not, directly or indirectly, alone or as a partner, member, officer, director, shareholder or consultant of any other firm or entity, engage in any commercial activity in competition with any part of the Company's business at any time during the term of this Agreement. For purposes of this section, "shareholder" shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose voting stock is traded in a public market. Also for purposes of this section, "the Company's business" shall mean businesses conducted during the term of this Agreement by the Company;

       (b) Divert, or by aid to others, do anything which would tend to divert, or may divert from the Company, any trade or business with any customer, supplier or vendor with whom the Company has had any contact or association; or

       (c) Take any affirmative action to induce or attempt to induce any person employed by the Company to leave the employment of the Company.

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5.2    ENFORCEMENT.  In addition to any other rights and remedies available to the Company for breach of this Article 5, the Company shall be entitled to enforcement by court injunction.

5.3 EFFECT OF TERMINATION. Upon the termination of Harris' performance of services, no additional compensation shall be paid for the non-competition obligation.


                                      ARTICLE 6

6.1 NO ADEQUATE REMEDY. The parties acknowledge it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, in the event of a claim for equitable relief, each party hereby waives the claim or defense that the other has an adequate remedy at law.

6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. This Agreement shall not be assignable by Harris, but its economic terms shall inure to the benefit of Harris' heirs and beneficiaries.

6.3 NOTICES. All notices, requests and demands given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed to any such party at its address which:

       (a)    In the case of the Company shall be:

                            Eltrax Systems, Inc.
                            2000 Town Center, Suite 690
                            Southfield, Michigan 48075
                            Attn: Clunet R. Lewis

              With a copy to:

                            William E. Sider, Esq.
                            Jaffe, Raitt, Heuer & Weiss, P.C.
                            One Woodward Avenue, Suite 2400
                            Detroit, Michigan 48226

       (b)    In the case of Harris shall be:

                            Leon Harris
                            105 Morris Avenue, Suite 301
                            Springfield, New Jersey  07081

              With a copy to:

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                            Michael Wager, Esq.
                            Benesch, Friedlander, Coplan & Aronoff, LLP
                            2300 BP Tower
                            200 Public Square
                            Cleveland, Ohio  44114-2378

       Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed sent on the registered date or that stamped on the certified mail receipt, and shall be deemed received on the second business day thereafter.

6.4 CAPTIONS. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

6.5 GOVERNING LAW. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Michigan without giving effect to the conflict of laws principles thereof.

6.6 CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited or invalid, all remaining clauses shall remain fully enforceable.

6.7 WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any partial exercise of any right or remedy hereunder preclude any exercise of that or any other right or remedy granted hereby by law.

6.8 MODIFICATION. This Agreement may not be and shall not be modified or amended except by written instrument signed by all parties.

6.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon and supersedes all prior or contemporaneous agreements, understandings and negotiations with respect to the subject matter hereof.

6.10 ARBITRATION. With the sole exception of the injunctive relief contemplated by Section 5.2 of this Agreement, any controversy or claim arising out of any aspect of the relationship of the parties hereto, will be settled by binding arbitration in Southfield, Michigan by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Michigan for this purpose.

6.11 ATTORNEYS' FEES. In the event there is litigation or other proceedings between the parties hereto with respect to their rights and obligations under this Agreement, the prevailing party in any such litigation shall be entitled to recover from the opposing party all reasonable

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

       attorneys' fees and expenses (including fees of accountants) incurred by the prevailing party in connection with such proceeding.

6.12 VENUE; JURISDICTION. The parties agree that all actions or proceedings arising in connection with this Agreement and the instruments, agreements and documents executed pursuant to the terms of this Agreement shall be tried, litigated and arbitrated only in the courts of the United States located in the Eastern District of Michigan, the Michigan state courts or the offices of the American Arbitration Association located nearest
       Southfield, Michigan.   Harris irrevocably accepts for himself and in
       respect of his property, generally and unconditionally, the jurisdiction
       of such courts.   Harris irrevocably consents to the service of process
       out of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to him, at his address as set forth in the records of the Company, such service to become effective ten (10) days after such mailing. Nothing in this
       Section 6.12 shall affect the right of any party to serve process in any
       other manner permitted by law.   Harris irrevocably waives any right he
       may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this
       Section 6.12.

6.13   NON-AFFILIATE STATUS.   The Company hereby acknowledges that Harris is
       not an "affiliate" of the Company as defined in Rule 144 promulgated under the Securities Act of 1933, as amended, and will not otherwise be restricted from buying or selling shares of common stock of the Company, except to the extent prohibited by applicable federal and state securities laws.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


CONSULTANT                                ELTRAX SYSTEMS, INC., TOGETHER WITH
                                          ITS SUBSIDIARIES


__________________________                By:__________________________________
Leon Harris                                      Clunet R. Lewis, Secretary

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